EXHIBIT 31.1
CERTIFICATION
I, William Heissenbuttel, certify that:
(1)I have reviewed this Annual Report on Form 10-K/A of Royal Gold, Inc.; and
(2)Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.
December 18, 2024

/s/ WILLIAM HEISSENBUTTEL
William Heissenbuttel
President and Chief Executive Officer
(Principal Executive Officer)